Exhibit 99.1

News release	May 6, 2022

Correction - Hyzon Motors Inc. reports first quarter 2022 financial and operational results

Recent Business Highlights

•Achieved the significant milestone of producing our first domestic fuel cell stack and system, ahead of schedule, utilizing our proprietary in-house membrane electrode assembly (“MEA”) production line
•Signed definitive agreement to increase ownership in Hyzon Motors Europe B.V. from 50.5% to 75%
•Entered into a vehicle supply agreement with Hylane for 5 additional Hyzon fuel cell trucks, bringing total Hylane agreements to 23 trucks
•Significant progress in UN Demonstration City, Foshan China; won a public procurement bid for up to $8 million to supply municipal trucks to Hanjie Urban Environmental Management Co., Ltd in addition to the previously announced 8 Hyzon trucks for trial under the Foshan Dump Truck Association MoU
•Recorded first sales of fuel cells to customers validating applications outside of vehicles, one of which went to ZeroAvia
•Appointed Samuel Chong Chief Financial Officer with Mark Gordon transitioned to a Senior Advisor role

ROCHESTER, NY, May 6, 2022 – Hyzon Motors Inc. (NASDAQ: HYZN) (“Hyzon” or the “Company”), a leading global supplier of zero-emission fuel cell electric heavy-duty vehicles, today announced first quarter 2022 financial and operational results.

"We celebrated the significant achievement of building our first American-made heavy truck fuel cells for validation and testing. This milestone is the realization of our vision for Hyzon, which showcases our proprietary intellectual property and manufacturing capabilities. We are leading the way to replace diesel engines in the commercial transport sector while unlocking other opportunities in hydrogen ecosystems and global decarbonization. In addition, we delivered fuel cell systems to ZeroAvia for aviation and another confidential customer, both which expands the total addressable market for our core fuel cell technology,” said Hyzon Chief Executive Officer Craig Knight.

“In the first quarter, Hyzon commenced the first North American trial of our heavy-duty fuel cell truck with Total Transportation Services Inc. ("TTSI") for daily drayage operations at the Port of Long Beach. To further our progress in North America, we plan to unveil our customer-led solution to mitigate supply chain constraints and decarbonize fleets faster at the Advanced Clean Technology Expo in Long Beach, CA next week. Additionally, we have identified multiple sites in California for hydrogen production hubs which are tied to trial-led customer demand, and we are shaping dispensing solutions with our partners for near-term customer needs,” continued Mr. Knight.

Regarding the definitive agreement to increase Hyzon’s stake in Hyzon Motors Europe B.V. from 50.5% to 75% ownership, Hyzon Chief Financial Officer Samuel Chong stated, “This is a significant strategic accomplishment to enhance the long-term value of our company. Our focus and commitment to Europe is evident and we are excited to meet the burgeoning demand for zero emission vehicles as investments in hydrogen infrastructure accelerate.”

Overall, Mr. Knight concluded, “Hyzon is uniquely positioned to capture the significant momentum in decarbonization mandates in Asia, Europe, Australia and North America.”

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First Quarter 2022 Financial and Operational Results
For the first quarter ended March 31, 2022, the Company reported revenue of $0.4 million, total operating expenses of $27.1 million and net loss attributable to Hyzon of $9.1 million, resulting in basic and diluted loss per share of $0.04. Net loss included non-cash gains from a change in fair value of an earnout liability of $3.2 million and private placement warrant liability of $1.5 million. In addition, we recognized a non-cash gain of $12.5 million due to a fair value change in equity securities related to our Raven investment. First quarter operating expenses were comprised of $6.2 million in research and development and $20.5 million in selling, general, and administrative expenses. For the prior year first quarter ended March 31, 2021, the Company reported a net loss attributable to Hyzon of $8.1 million, resulting in basic and diluted loss per share of $0.05.

As of March 31, 2022, the Company had $407.3 million in cash and had approximately 247.9 million shares of Class A common stock outstanding.

Non-GAAP Financial Measures

The Company reported EBITDA of $(9.6) million for the three months ended March 31, 2022. The Company reported Adjusted EBITDA of $(22.0) million for the three months ended March 31, 2022. For the three months ended March 31, 2022, Adjusted EBITDA adjustments are primarily driven by (a) non-cash items from change in fair value of earnout liability of $(3.2) million, private placement warrant liability of $(1.5) million, and equity securities of $(12.5) million for a total of $(17.3) million; (b) stock-based compensation of $2.1 million and (c) regulatory and legal expense of $2.7 million. These non-GAAP financial measures have been reconciled to the nearest GAAP measure in the tables under “Non-GAAP Financial Measures” within this press release.
Conference Call Information
The Hyzon management team will host a conference call to discuss its first quarter 2022 financial and operational results on Friday, May 6, 2022, at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Hyzon’s website at www.hyzonmotors.com. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of Hyzon’s website as well.

About Hyzon Motors Inc.
Hyzon is a global leader in fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, China, Singapore, Australia, and Germany. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions primarily for the commercial mobility sector with a focus on the commercial vehicle market and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to mitigate emissions from diesel transportation, which is one of the single largest sources of carbon emissions globally. The Company is contributing to the escalating adoption of fuel cell electric vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation.
Visit www.hyzonmotors.com.

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Use of Non-GAAP Financial Information

To supplement its consolidated balance sheet and statement of operations and comprehensive loss, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Hyzon Motors Inc. reports EBITDA and Adjusted EBITDA which are non-GAAP financial measures. EBITDA is determined by taking net loss and adding interest, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding non-cash stock-based compensation expense, change in fair value of private placement warrant liability, change in fair value of earnout liability, change in fair value of equity securities, and other special items determined by management. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA and Adjusted EBITDA are non-GAAP financial measures, see “Use of Non-GAAP Financial Information” below for important information regarding these non-GAAP financial measures.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the "Risk Factors" section of Hyzon's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the "SEC") on March 30, 2022, our Amended Registration Statement on Form S-1 filed with the SEC on April 6, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent), the ability to identify additional potential customers and convert them to paying customers, or the ability to manufacture new vehicles, including as a result of disruptions to the supply chain Hyzon gives no assurance that Hyzon will achieve its expectations.

Investor Contact:
Darla Rivera
Hyzon Motors Inc
IR@HyzonMotors.com
Media Contact:

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Hyzon@kivvit.com

HYZON MOTORS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts) (unaudited)
	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$407,333	$445,146
Accounts receivable	774	2,598
Related party receivable	417	264
Inventory	26,082	19,245
Prepaid expenses and other current assets	29,951	27,970
Total current assets	464,557	495,223
Property, plant, and equipment, net	18,249	14,311
Right-of-use assets	10,970	10,265
Investments in equity securities	17,478	4,948
Other assets	6,146	5,430
Total Assets	$517,400	$530,177
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,938	$8,430
Accrued liabilities	9,034	6,026
Related party payables	648	3,633
Contract liabilities	11,063	11,230
Current portion of lease liabilities	2,409	1,886
Total current liabilities	31,092	31,205
Long term liabilities
Lease liabilities	9,249	8,830
Private placement warrant liability	13,705	15,228
Earnout liability	100,520	103,761
Deferred income taxes	526	—
Other liabilities	1,243	1,296
Total liabilities	$156,335	$160,320
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 400,000,000 shares authorized, 247,881,568 and 247,758,412 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	25	25
Additional paid-in capital	404,992	403,016
Accumulated deficit	(37,182)	(28,117)
Accumulated other comprehensive gain	486	373
Total Hyzon Motors Inc. stockholders’ equity	368,321	375,297
Noncontrolling interest	(7,256)	(5,440)
Total Stockholders’ Equity	361,065	369,857
Total Liabilities and Stockholders’ Equity	$517,400	$530,177

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HYZON MOTORS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in thousands, except per share amounts) (unaudited)
	Three Months Ended March 31,
	2022	2021
Revenue	$356	$—
Operating expense:
Cost of revenue	424	—
Research and development	6,212	627
Selling, general, and administrative	20,470	3,146
Total operating expenses	27,106	3,773
Loss from operations	(26,750)	(3,773)

Other income (expense):
Change in fair value of private placement warrant liability	1,523	—
Change in fair value of earnout liability	3,241	—
Change in fair value of equity securities	12,530	—
Foreign currency exchange loss and other expense	(1,057)	(28)
Interest income (expense), net	17	(4,588)
Total other income (expense)	16,254	(4,616)
Net loss before income taxes	(10,496)	(8,389)
Income tax expense	526	—
Net loss	$(11,022)	$(8,389)
Less: Net loss attributable to noncontrolling interest	(1,957)	(242)
Net loss attributable to Hyzon	$(9,065)	$(8,147)

Comprehensive loss:
Net loss	$(11,022)	$(8,389)
Foreign currency translation adjustment	254	(29)
Comprehensive loss	$(10,768)	$(8,418)
Less: Comprehensive loss attributable to noncontrolling interest	(1,816)	(233)
Comprehensive loss attributable to Hyzon	$(8,952)	$(8,185)
Net loss per share attributable to Hyzon:
Basic	$(0.04)	$(0.05)
Diluted	$(0.04)	$(0.05)
Weighted average common shares outstanding:
Basic	247,940	166,201
Diluted	247,940	166,201

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Non-GAAP Financial Measures
The following table reconciles net loss to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2022	2021
Net loss	$(11,022)	$(8,389)
Interest (income) expense, net	(17)	4,588
Income tax expense (benefit)	526	—
Depreciation and amortization	912	129
EBITDA	$(9,601)	$(3,672)

Adjusted for:
Change in fair value of private placement warrant liability	(1,523)	—
Change in fair value of earnout liability	(3,241)	—
Change in fair value of equity securities	(12,530)	—
Stock-based compensation	2,133	290
Regulatory and legal matters (1)	2,730	—
Adjusted EBITDA	$(22,032)	$(3,382)

(1)Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto.

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